Exhibit 99.(q)(2)

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Statement of Investment Portfolio (Unaudited)

October 31, 2014

(Expressed in U.S. dollars)

Number
of Shares	Description	Fair Value

	INVESTMENTS IN SECURITIES (101.78% of Partners’ Capital)

	COMMON STOCKS (76.10% of Partners’ Capital)

	Austria
	Financial
5,120	Erste Group Bank AG	$130,312
	Total Austria (Cost $138,586) (1.11% of Partners’ Capital)	130,312

	Belgium
	Consumer, Non-cyclical
4,332	Anheuser-Busch InBev NV	478,318
	Total Belgium (Cost $402,664) (4.09% of Partners’ Capital)	478,318

	Brazil
	Consumer, Cyclical
30,946	Raia Drogasil SA	280,873
	Consumer, Non-cyclical
9,135	BRF SA	237,748
31,777	Fleury SA	210,701
	Total Brazil (Cost $840,207) (6.23% of Partners’ Capital)	729,322

	China
	Consumer, Cyclical
266,000	Ajisen China Holdings Ltd	183,161
	Consumer, Non-cyclical
254,700	Samsonite International SA	845,699
	Financial
33,600	AIA Group Ltd	187,385
	Total China (Cost $822,265) (10.39% of Partners’ Capital)	1,216,245

	Colombia
	Financial
8,136	Grupo de Inversiones Suramericana SA	169,166
	Total Colombia (Cost $124,654) (1.45% of Partners’ Capital)	169,166

	Indonesia
	Consumer, Cyclical
125,500	Matahari Department Store Tbk PT	151,877
	Total Indonesia (Cost $150,208) (1.30% of Partners’ Capital)	151,877

1

Number
of Shares	Description	Fair Value

	INVESTMENTS IN SECURITIES (continued)

	COMMON STOCKS (continued)

	Korea
	Consumer, Cyclical
16,291	GS Retail Co Ltd	$379,559
	Consumer, Non-cyclical
210	Orion Corp/Republic of Korea	162,108
	Total Korea (Cost $584,071) (4.63% of Partners’ Capital)	541,667

	Mexico
	Consumer, Non-cyclical
4,444	Fomento Economico Mexicano SAB de CV	427,691
	Financial
38,255	Grupo Financiero Banorte SAB de CV	245,162
23,201	Grupo Financiero Santander Mexico SAB de CV	308,573
	Total Mexico (Cost $949,797) (8.39% of Partners’ Capital)	981,426

	Peru
	Financial
2,404	Credicorp Ltd	387,044
	Total Peru (Cost $328,885) (3.31% of Partners’ Capital)	387,044

	Philippines
	Financial
146,290	BDO Unibank Inc	319,475
	Total Philippines (Cost $251,794) (2.73% of Partners’ Capital)	319,475

	Portugal
	Consumer, Non-cyclical
37,299	Jeronimo Martins SGPS SA	326,207
	Total Portugal (Cost $593,905) (2.79% of Partners’ Capital)	326,207

	Russia
	Consumer, Non-cyclical
33,843	O’Key Group SA	203,058
	Total Russia (Cost $256,049) (1.73% of Partners’ Capital)	203,058

	South Africa
	Consumer, Non-cyclical
57,995	Life Healthcare Group Holdings Ltd	219,261
	Total South Africa (Cost $169,369) (1.87% of Partners’ Capital)	219,261

2

Number
of Shares	Description	Fair Value

	INVESTMENTS IN SECURITIES (continued)

	COMMON STOCKS (continued)

	Switzerland
	Communications
6,179	DKSH Holding AG	$455,967
	Consumer, Cyclical
583	Swatch Group AG/The	276,064
	Consumer, Non-cyclical
2,692	Coca-Cola HBC AG	58,524
	Total Switzerland (Cost $781,815) (6.75% of Partners’ Capital)	790,555

	Thailand
	Financial
38,200	Bangkok Bank PCL	232,226
	Total Thailand (Cost $230,189) (1.98% of Partners’ Capital)	232,226

	United Kingdom
	Consumer, Non-cyclical
10,439	British American Tobacco PLC	592,323
2,619	Diageo PLC	308,963
7,256	SABMiller PLC	409,162
	Total United Kingdom (Cost $1,167,391) (11.20% of Partners’ Capital)	1,310,448

	United States
	Consumer, Cyclical
10,014	Yum! Brands Inc	719,306
	Total United States (Cost $617,885) (6.15% of Partners’ Capital)	719,306

	TOTAL COMMON STOCKS (Cost $8,409,734)	8,905,913

	PREFERRED STOCKS (4.42% of Parners’ Capital)

	Brazil
	Financial
21,185	Itau Unibanco Holding SA	314,197
	Total Brazil (Cost $329,247) (2.68% of Partners’ Capital)	314,197

	Colombia
	Financial
13,633	Banco Davivienda SA	203,418
	Total Colombia (Cost $206,374) (1.74% of Partners’ Capital)	203,418

	TOTAL PREFERRED STOCKS (Cost $535,621)	517,615

3

Number
of Shares	Description	Fair Value

	INVESTMENTS IN SECURITIES (continued)

	WARRANTS (16.20% of Partners’ Capital)

	India
	Basic Materials
5,931	Akzo Nobel India Ltd	$125,507
	Consumer, Cyclical
19,038	Bata India Ltd	394,744
7,211	Hero MotoCorp Ltd	359,875
	Consumer, Non-cyclical
12,888	Ipca Laboratories Ltd	153,900
57,294	ITC Ltd	330,586
	Financial
8,500	ICICI Bank Ltd	225,103
19,800	Shriram Transport Finance Co Ltd	306,465
	Total India (Cost $1,697,451) (16.20% of Partners’ Capital)	1,896,180

	TOTAL WARRANTS (Cost $1,697,451)	1,896,180

	TOTAL INVESTMENT IN SECURITIES (Cost $10,642,806)	11,319,708

	INVESTMENT IN AFFILIATED ISSUER

	SHORT-TERM INVESTMENT (5.06% of Partners’ Capital)

	Morgan Stanley Institutional Liquidity Funds -
592,545	Money Market Portfolio Institutional Class	592,545

	TOTAL SHORT-TERM INVESTMENT (Cost $592,545)	592,545

	TOTAL INVESTMENT IN AFFILIATED ISSUER (Cost $592,545)	592,545

	TOTAL INVESTMENTS (Cost $11,235,351)	$11,912,253

4

Morgan Stanley Emerging Markets Leaders Fund

(Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Financial Statements as of

and for the year ended December 31, 2013

and Independent Auditors’ Report

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Financial Statements

Deloitte & Touche
One Capital Place P.O. Box 1787 Grand Cayman KY1-1109 CAYMAN ISLANDS Tel: +1 345 949 7500 Fax:+1 345 949 8238 cayman@deloitte.com www.deloitte.com

INDEPENDENT AUDITORS’ REPORT

To Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP:

We have audited the accompanying financial statements of Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP (the “Partnership”), a Cayman Islands Exempted Limited Partnership which comprise the statement of assets and liabilities, including the condensed statement of investment portfolio, as of December 31, 2013, and the related statements of operations, changes in partners’ capital, cash flows and the financial highlights for the year then ended and the related notes to the financial statements (all expressed in United States dollars).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements and financial highlights in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements and financial highlights that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements and financial highlights. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements and financial highlights, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Partnership’s preparation and fair presentation of the financial statements and financial highlights in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements and financial highlights.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP, as of December 31, 2013, and the results of its operations, changes in its partners’ capital, its cash flows and financial highlights for the year then ended, in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche

April 30, 2014 (November 25, 2014 as to the updates described in Note 14)

Member firm of
Deloitte Touche Tohmastu Limited

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Statement of Investment Portfolio

December 31, 2013

(Expressed in U.S. dollars)

Number
of Shares	Description	Fair Value

	INVESTMENTS IN SECURITIES (99.72% of Partners’ Capital)

	COMMON STOCKS (82.99% of Partners’ Capital)

	Belgium
	Consumer, non-cyclical
5,888	Anheuser-Busch InBev NV	$625,815
	Total Belgium (Cost $541,728) (3.81% of Partners’ Capital)	625,815

	Brazil
	Consumer, cyclical
45,709	Raia Drogasil SA	286,353
	Consumer, non-cyclical
64,500	AMBEV SA	474,075
42,500	Fleury SA	331,461
	Total Brazil (Cost $1,336,496) (6.66% of Partners’ Capital)	1,091,889

	Chile
	Consumer, cyclical
22,450	SACI Falabella	201,663
	Total Chile (Cost $188,515) (1.23% of Partners’ Capital)	201,663

	China
	Consumer, cyclical
454,000	Ajisen China Holdings Ltd	469,556
	Consumer, non-cyclical
285,900	Samsonite International SA	870,129
	Total China (Cost $901,112) (8.17% of Partners’ Capital)	1,339,685

	Indonesia
	Financial
467,000	Bank Rakyat Indonesia Persero Tbk PT	278,205
	Total Indonesia (Cost $347,123) (1.70% of Partners’ Capital)	278,205

	Japan
	Communications
27,000	Nexon Co Ltd	249,207
	Total Japan (Cost $403,607) (1.52% of Partners’ Capital)	249,207

The accompanying notes are an integral part of the financial statements.

Number
of Shares	Description	Fair Value

	INVESTMENTS IN SECURITIES (continued)

	COMMON STOCKS (continued)

	Korea
	Consumer, cyclical
12,300	GS Retail Co Ltd	$326,337
1,210	Hyundai Mobis	336,509
	Technology
383	Samsung Electronics Co Ltd	497,916
	Total Korea (Cost $1,128,034) (7.07% of Partners’ Capital)	1,160,762

	Mexico
	Consumer, non-cyclical
3,613	Fomento Economico Mexicano SAB de CV	353,604
	Financial
21,985	Grupo Financiero Santander Mexico SAB de CV	299,875
	Total Mexico (Cost $637,512) (3.98% of Partners’ Capital)	653,479

	Peru
	Financial
3,000	Credicorp Ltd	398,190
	Total Peru (Cost $400,267) (2.43% of Partners’ Capital)	398,190

	Philippines
	Financial
198,280	BDO Unibank Inc	306,472
	Total Philippines (Cost $336,560) (1.87% of Partners’ Capital)	306,472

	Portugal
	Consumer, non-cyclical
20,796	Jeronimo Martins SGPS SA	406,677
	Total Portugal (Cost $367,918) (2.48% of Partners’ Capital)	406,677

The accompanying notes are an integral part of the financial statements.

Number
of Shares	Description	Fair Value

	INVESTMENTS IN SECURITIES (continued)

	COMMON STOCKS (continued)

	Russia
	Consumer, non-cyclical
39,313	O’Key Group SA	$467,825
	Total Russia (Cost $291,242) (2.85% of Partners’ Capital)	467,825

	Singapore
	Financial
384,000	Religare Health Trust	235,826
	Total Singapore (Cost $252,198) (1.44% of Partners’ Capital)	235,826

	South Africa
	Consumer, non-cyclical
83,500	Life Healthcare Group Holdings Ltd	333,204
19,421	Shoprite Holdings Ltd	303,627
	Total South Africa (Cost $607,831) (3.88% of Partners’ Capital)	636,831

	Switzerland
	Consumer, cyclical
816	Swatch Group AG/The	539,243
	Consumer, non-cyclical
17,177	Coca-Cola HBC AG	501,188
	Total Switzerland (Cost $797,771) (6.34% of Partners’ Capital)	1,040,431

	Taiwan
	Consumer, non-cyclical
16,000	Ginko International Co Ltd	302,246
	Total Taiwan (Cost $280,934) (1.84% of Partners’ Capital)	302,246

	Thailand
	Consumer, cyclical
65,100	Big C Supercenter PCL	364,528
	Financial
69,200	Bangkok Bank PCL	374,851
63,800	Kasikornbank PCL	302,885
	Total Thailand (Cost $1,266,669) (6.35% of Partners’ Capital)	1,042,264

The accompanying notes are an integral part of the financial statements.

Number
of Shares	Description	Fair Value

	INVESTMENTS IN SECURITIES (continued)

	COMMON STOCKS (continued)

	Turkey
	Financial
54,636	Turkiye Garanti Bankasi AS	$176,951
	Total Turkey (Cost $208,923) (1.08% of Partners’ Capital)	176,951

	United Kingdom
	Consumer, non-cyclical - other
17,489	British American Tobacco PLC	937,754
2,668	Diageo PLC	353,297
16,038	SABMiller PLC	823,567
	Total United Kingdom (Cost $1,750,612) (12.89% of Partners’ Capital)	2,114,618

	United States
	Consumer, cyclical
11,719	Yum! Brands Inc	886,074
	Total United States (Cost $668,584) (5.40% of Partners’ Capital)	886,074

	TOTAL COMMON STOCKS (Cost $12,713,636)	13,615,110

	PREFERRED STOCKS (1.89% of Parners’ Capital)

	Korea
	Technology
324	Samsung Electronics Co Ltd	310,999
	Total Korea (Cost $286,360) (1.89% of Partners’ Capital)	310,999

	TOTAL PREFERRED STOCKS (Cost $286,360)	310,999

The accompanying notes are an integral part of the financial statements.

Number
of Shares	Description	Fair Value

	WARRANTS (9.15% of Partners’ Capital)

	India
	Basic Materials
26,428	Akzo Nobel India Ltd	$366,886
	Consumer, Cyclical
15,156	Bata India Ltd	258,195
	Consumer, Non-cyclical
20,033	Agro Tech Foods Ltd	177,853
39,000	ITC Ltd	202,929
125,566	Tata Global Beverages Ltd	325,552
	Industrial
9,800	Larsen & Toubro Ltd	169,703
	Total India (Cost $1,558,257) (9.15% of Partners’ Capital)	1,501,118

	TOTAL WARRANTS (Cost $1,558,257)	1,501,118

	TOTAL INVESTMENT IN SECURITIES (Cost $14,558,253)	15,427,227

	INVESTMENT IN AFFILIATED ISSUER

	SHORT-TERM INVESTMENT (5.69% of Partners’ Capital)

	Morgan Stanley Institutional Liquidity Funds -
933,119	Money Market Portfolio Institutional Class (a)	933,119

	TOTAL SHORT-TERM INVESTMENT (Cost $933,119)	933,119

	TOTAL INVESTMENT IN AFFILIATED ISSUER (Cost $933,119)	933,119

	TOTAL INVESTMENTS (Cost $15,491,372)	$16,360,346

Glossary:

(a)         See Note 11 within the Notes to Financial Statements regarding investments in Morgan Stanley Institutional Liquidity Funds - Money Market Portfolio Institutional Class.

The accompanying notes are an integral part of the financial statements.

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Statement of Assets and Liabilities

December 31, 2013

(Expressed in U.S. dollars)

Assets

Investments in Securities, at Fair Value (cost $14,558,253)	$15,427,227
Investments in Affiliated Issuers, at Fair Value (cost $933,119)	933,119
Foreign Cash (cost $945)	946
Prepaid Expense	75,000
Dividends and Interest Receivable	23,263
Reimbursement Receivable from Investment Manager	23,055
Receivable from Morgan Stanley Affiliate	92
Total Assets	16,482,702

Liabilities

Professional Fees Payable	51,296
Administration Fees Payable	10,014
Capital Gains Tax Payable	3,892
Management Fees Payable	1,534
Transfer Agency Fees Payable	417
Other Fees Payable	8,981
Total Liabilities	76,134

Partners’ Capital	$16,406,568

The accompanying notes are an integral part of the financial statements.

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Statement of Operations

For the year ended December 31, 2013

(Expressed in U.S. dollars)

Income
Dividends from Unaffiliated Issuers (net of withholding taxes of $25,076)	$312,312
Interest Income from Affiliated Issuer	1,235
Total Income	313,547

Expenses
Professional Fees	101,349
Administration Expenses	90,942
Custody Fees	31,719
Management Fees	18,428
Transfer Agent Fees	5,000
Other Expenses	33,134
Total Expenses	280,572
Expense Reimbursement from Investment Manager (Note 9)	(150,636)
Rebate from Morgan Stanley Affiliate (Note 11)	(1,214)
Net Expenses	128,722

Net Investment Income (Loss)	184,825

Net Realized Gain (Loss)
Investments	1,178,072
Foreign Currency Related Transactions	30
Net Realized Gain (Loss)	1,178,102

Net Change in Unrealized Appreciation (Depreciation)
Investments	(455,958)
Foreign Currency Related Translation	(5,393)
Net Change in Unrealized Appreciation (Depreciation)	(461,351)

Net Realized and Unrealized Gain (Loss) on Investments and Foreign Currency Related Transactions	716,751

Net Increase (Decrease) in Partners’ Capital Resulting from Operations	$901,576

The accompanying notes are an integral part of the financial statements.

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Statements of Changes in Partners’ Capital

For the year ended December 31, 2013

(Expressed in U.S. dollars)

	General	Limited
	Partner	Partners		Total
		Class A	Class B

Partners’ Capital, at December 31, 2011	$92,411	$12,336,916	$88,496	$12,517,823

Capital Transactions
Capital Contributions	—	450,000	—	450,000
Net Increase (Decrease) in Partners’ Capital Resulting from Capital Transactions	—	450,000	—	450,000

Net Investment Income (Loss)	817	95,870	84	96,771
Net Realized Gain (Loss)	3,488	500,063	3,362	506,913
Net Change in Unrealized Appreciation (Depreciation)	14,228	1,905,697	13,560	1,933,485
Incentive Allocation	—	—	—	—
Net Increase (Decrease) in Partners’ Capital Resulting from Operations	18,533	2,501,630	17,006	2,537,169

Partners’ Capital, at December 31, 2012	$110,944	$15,288,546	$105,502	$15,504,992

Net Investment Income (Loss)	1,475	182,754	596	184,825
Net Realized Gain (Loss)	7,790	1,162,285	8,027	1,178,102
Net Change in Unrealized Appreciation (Depreciation)	(3,324)	(454,890)	(3,137)	(461,351)
Incentive Allocation	1,445	—	(1,445)	—
Net Increase (Decrease) in Partners’ Capital Resulting from Operations	7,386	890,149	4,041	901,576

Partners’ Capital, at December 31, 2013	$118,330	$16,178,695	$109,543	$16,406,568

The accompanying notes are an integral part of the financial statements.

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Statement of Cash Flows

For the year ended December 31, 2013

(Expressed in U.S. dollars)

Cash Flows from Operating Activities
Net Increase (Decrease) in Partners’ Capital Resulting from Operations	$901,576
Adjustments to Reconcile Net Increase (Decrease) in Partners’ Capital Resulting from Operations to Net Cash provided by (used in) Operating Activities:
Net realized (gain) loss from investments in securities	(1,178,072)
Net change in unrealized (appreciation) depreciation on investments in securities	455,958
Purchase of investments in securities	(9,937,353)
Proceeds from disposition of investments in securities	9,605,919
Purchase of affiliated short-term investments	(5,972,213)
Proceeds from disposition of affiliated short-term investments	6,158,620
Change in assets and liabilities:
(Increase) decrease in Prepaid Expense	30,000
(Increase) decrease in Dividends and Interest Receivable	(13,622)
(Increase) decrease in Reimbursement Receivable from Investment Manager	(23,055)
(Increase) decrease in Receivable from Morgan Stanley Affiliate	42
Increase (decrease) in Professional Fees Payable	12,296
Increase (decrease) in Administration Fees Payable	(377)
Increase (decrease) in Management Fees Payable	71
Increase (decrease) in Payable to Investment Manager	(45,116)
Increase (decrease) in Capital Gains Tax Payable	3,892
Increase (decrease) in Other Fees Payable	(3,443)
Net Cash provided by (used in) Operating Activities	(4,877)

Net change in cash and foreign cash	(4,877)
Cash and foreign cash, at December 31, 2012	5,823
Cash and foreign cash, at December 31, 2013	$946

The accompanying notes are an integral part of the financial statements.

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Financial Highlights

For the year ended December 31, 2013

(Expressed in U.S. dollars)

	For the year		For the year		For the period
	ended		ended		from July 1,
	December 31,		December 31,		2011 (a) to
	2013		2012		December 31, 2011
	Limited Partners		Limited Partners		Limited Partners
	Class A	Class B	Class A	Class B	Class A		Class B

Total Return before Incentive Allocation 1,2,3	5.82%	5.20%	19.93%	19.22%	(9.42	)%(c)	(9.71	)%(c)
Incentive Allocation	—	(1.37)	—	—	—		(1.79	)(c)
Total Return after Incentive Allocation (1),(2),(3)	5.82%	3.83%	19.93%	19.22%	(9.42)%		(11.50)%

Ratios to Average Limited Partners’ Capital (1)
Net Expenses before Incentive Allocation (2),(3)	0.79%	1.40%	0.75%	1.35%	1.58	%(d)	2.29	%(d)
Incentive Allocation	—	1.33	—	—	—		1.92	(c)
Net Expenses after Incentive Allocation (2),(3)	0.79%	2.73%	0.75%	1.35%	1.58%		4.21%

Net Investment Income (Loss) (1),(2),(3),(4)
	1.14%	0.56%	0.68%	0.08%	(0.66	)%(d)	(1.31	)%(d)
Ratio of Rebate from Morgan Stanley Affiliate to Average Limited Partners’ Capital (3)	0.01%	0.01%	0.01%	0.01%	0.02	%(c)	0.02	%(c)

Ratio of Reimbursement from Investment Manager to Average Limited Partners’ Capital (2)	0.92%	0.94%	0.65%	0.65%	1.02	%(c)	1.06	%(c)

Portfolio turnover (b)	63%		52%		68	%(c)

(a)           Commencement of operations.

(b)          The portfolio turnover is calculated on a total Partnership basis as a whole.

(c)           Not annualized.

(d)          Annualized, except organizational expenses.

(1)          The above ratios and total return are calculated for the Limited Partners taken as a whole. An individual Limited Partner’s ratios and return may vary from the above based on the timing of capital contributions, withdrawals, different management and incentive allocation arrangements. The net investment income, net expenses and incentive allocation ratios are computed based on the Partnership’s average Limited Partners’ capital.

(2)          The General Partner reimbursed a portion of the Partnership’s operating expenses. The effect of the reimbursement on the ratios is disclosed above as “Ratio of Reimbursement from Investment Manager to Average Limited Partners’ Capital.” Absent this reimbursement the total return would have been lower and expense ratio would have been higher.

(3)          The ratios reflect the rebate of certain portfolio expenses in connection with the investment in the Morgan Stanley affiliate during the year. The effect of the rebate on the ratios is disclosed above as “Ratio of Rebate from Morgan Stanley Affiliate to Average Limited Partners’ Capital”. Absent this rebate the total return would have been lower and expense ratio would have been higher.

(4)          This does not include effect of Incentive Allocation.

The accompanying notes are an integral part of the financial statements.

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Notes to the Financial Statements

For the year ended December 31, 2013

(Expressed in U.S. dollars)

1.                                     General Information:

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP (the “Partnership”) is a Cayman Islands exempted limited partnership that was organized on June 3, 2011 pursuant to an Amended and Restated Limited Partnership Agreement (the “Agreement”) and commenced operations on July 1, 2011. The Partnership was registered under the Mutual Fund Law of the Cayman Islands on June 30, 2011 with the Cayman Islands Monetary Authority. Certain terms capitalized herein are defined in the Agreement. The term of the Partnership is indefinite, provided, that the term of the Partnership may be ended at any time by the General Partner acting in its sole discretion or upon the affirmative vote of at least 75% of interests of the limited partners.

The Partnership’s investment objective is to seek long-term capital appreciation. In seeking to achieve its investment objective, the Partnership will be investing primarly in equity securities in emerging market and frontier countries. The Partnership will typically hold between 30 and 40 companies in its portfolio (excluding any temporary investments), however, the Partnership may deviate from this range depending on current market conditions. In accordance with the Agreement, the Partnership will not have any investment in a single issuer that will exceed 10% of the Partnership’s partners’ capital, except for investments in temporary investments.

Morgan Stanley Hedge Fund Partners Cayman Ltd., a Cayman Islands exempted company (the “General Partner”), is the general partner of the Partnership. Morgan Stanley Investment Management Inc., a Delaware corporation (the “Investment Manager”) and an affiliate of the General Partner, will serve as the investment manager of the Partnership and is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

Certain affiliates of the Partnership, the General Partner and the Investment Manager along with certain other affiliates of Morgan Stanley will act as the sub-advisors, placement agents or distributors (each, a Placement Agent”) and together, (the “Placement Agents”) for the Partnership.

State Street Bank and Trust Company, Ltd. serves as custodian for the Partnership. State Street Cayman Trust Company, Ltd. provides accounting and administrative services to the Partnership.

2.                                     Summary of Significant Accounting Policies:

These financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and are expressed in U.S. dollars. The preparation of financial statements in conformity with GAAP requires the General Partner to make estimates and assumptions that affect the reported amounts and disclosures during the period. Actual results may differ from those estimates. The following is a summary of significant accounting policies of the Partnership.

a.                Valuation of Investments

Equity securities and warrants: Equity securities and warrants listed on a U.S. exchange are valued at the latest quoted sales price on the valuation date. Equity securities listed or traded on NASDAQ, for which market quotations are available, are valued at the NASDAQ Official Closing Price. Securities listed on a foreign exchange are valued at their closing price unless there are events subsequent to foreign markets’ close that would significantly affect the value, in which case the foreign security price would be adjusted. Unlisted and listed equity securities and warrants not

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Notes to the Financial Statements (continued)

For the year ended December 31, 2013

(Expressed in U.S. dollars)

2.                                     Summary of Significant Accounting Policies (continued):

a.                Valuation of Investments (continued)

traded on the valuation date, for which market quotations are readily available, are valued at the mean between the current bid and ask prices obtained from reputable brokers. All other securities and investments for which market values are not readily available and those securities for which it is inappropriate to determine prices in accordance with the aforementioned procedures, are valued at fair value as determined in good faith under procedures adopted by the General Partner in a manner that most fairly reflects the security’s value, or the amount that the Partnership might reasonably expect to receive for the security upon its sale in the ordinary course. Factors considered in making this determination may include, but are not limited to, information obtained by contacting the issuer, analysts, or the appropriate stock exchange (for exchange-traded securities), analysis of the issuer’s financial statements or other available documents and, if necessary, available information concerning other securities in similar circumstances. For the year ended December 31, 2013, no such security has been fair valued by the General Partner.

Short Term Investment: Shares of the Morgan Stanley Institutional Liquidity Funds - Money Market Portfolio Institutional Class held by the Fund will generally be valued at the latest net asset value reported. The Morgan Stanley Institutional Liquidity Funds - Money Market Portfolio Institutional Class generally values its investment securities utilizing the amortized cost valuation technique in accordance with Rule 2a-7 under the Investment Company Act of 1940. This technique involves initially valuing a portfolio security at its cost and thereafter assuming a constant amortization to maturity of any discount or premium.

Warrants: Warrants are types of securities usually issued with bonds and preferred stock that entitle the holder to purchase a proportionate amount of common stock at a specified price for a specific period of time. Warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer. If a warrant is not exercised within the specified time period, it will become worthless and the Partnership will lose the purchase price it paid for the warrant and the right to purchase the underlying security.

b.                Security Transactions, Related Investment Income and Expense

Security transactions are recorded on a trade date basis. Realized gains and losses on investments are calculated on an average cost basis. Interest income, interest expense and operating expenses are recorded on an accrual basis. Dividend income, net of applicable withholding taxes is recorded on the ex-dividend date.

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Notes to the Financial Statements (continued)

For the year ended December 31, 2013

(Expressed in U.S. dollars)

3.                                     Risks:

An investment in the Partnership is subject to various risks. The value of the Partnership’s total partners’ capital may be expected to fluctuate in response to fluctuations in the value of the Partnership’s investments. The following are the principal risks associated with the Partnership’s investment policies:

a.                General Economic and Market Risk

The success of the Partnership’s activities may be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances.

b.                Highly Volatile Market Risk

The prices of all derivative instruments can be highly volatile. Price movements of derivative contracts are influenced by, among other things, interest rates; changing supply and demand relationships; trade, fiscal, monetary and exchange control programs and policies of governments; and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets particularly those in currencies and financial instruments. The Partnership also is subject to the risk of the failure of any exchanges on which its positions trade, of their clearinghouses or of any counterparty to the Partnership’s transactions. In times of general market turmoil, even large, well-established financial institutions may fail rapidly with little warning.

c.                 Smaller Capitalization Issuers Risk

The Partnership may invest in smaller capitalization companies, including micro cap companies. Investments in smaller capitalization companies often involve significantly greater risks than the securities of larger, better-known companies because they may lack the management expertise, financial resources, product diversification and competitive strengths of larger companies.

d.                Foreign and Emerging Markets Risk

The Partnership may invest in securities of non-U.S. issuers and securities denominated or whose prices are quoted in non-U.S. currencies. Non-U.S. securities in which the Partnership may invest may be listed on non-U.S. securities exchanges or traded in non-U.S. over-the-counter markets. The risks include: varying practices; difficulty in pricing of securities; less public information about issuers; less governmental regulation and supervision over the issuance and trading of securities; the lack of availability of financial information or the difficulty of interpreting financial information; less liquidity and more volatility in the markets; the possibility of expropriation or nationalization; the imposition of withholding and other taxes; adverse political, social or diplomatic developments; limitations on the movement of funds or other assets between different countries; difficulties in invoking legal process abroad and enforcing contractual obligations; and the difficulty of assessing economic trends. Investment in non-U.S. countries typically also involves higher brokerage and custodial expenses than does investment in U.S. securities.

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Notes to the Financial Statements (continued)

For the year ended December 31, 2013

(Expressed in U.S. dollars)

3.                                     Risks (continued):

e.                 Foreign Currency Risk

The risks of investing in non-U.S. securities include changes in currency exchange rates (in the case of securities that are not denominated in U.S. dollars) and currency exchange control regulations or other non-U.S. or U.S. laws or restrictions, or devaluations of non-U.S. currencies. A decline in the exchange rate would reduce the value of certain of the Partnership’s non-U.S. currency denominated portfolio securities irrespective of the performance of the underlying investment. The Partnership may also incur costs in connection with conversion between various currencies. In certain cases, depending on the applicable circumstances, the exchange rate obtained by the Investment Manager may be less advantageous to the Partnership than other rates available to the Partnership directly.

4.                                     Fair Value Measurement:

Fair value is defined as the price that the Partnership would receive to sell an investment or pay to transfer a liability in a timely transaction with an independent buyer in the principal market, or in the absence of a principal market the most advantageous market for the asset or liability. The Partnership uses a three-tier hierarchy to distinguish between (1) inputs that reflect the assumptions market participants would use in valuing an asset or liability developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in valuing an asset or liability developed based on the best information available in the circumstances (unobservable inputs) and to establish classification of fair value measurements for disclosure purposes. Various inputs are used in determining the value the Partnership’s investments. The fair value hierarchy is summarized in the three broad levels listed below:

•                  Level 1 — unadjusted quoted prices in active markets for identical securities

•                  Level 2 — other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.)

•                  Level 3 — significant unobservable inputs including the Partnership’s own assumptions in determining the fair value of investments. Factors considered in making this determination may include, but are not limited to, information obtained by contacting the issuer, analysts, or the appropriate stock exchange (for exchange-traded securities), analysis of the issuer’s financial statements or other available documents and, if necessary, available information concerning other security in similar circumstances.

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Notes to the Financial Statements (continued)

For the year ended December 31, 2013

(Expressed in U.S. dollars)

4.                                      Fair Value Measurement (continued):

The following table represents the investments carried at fair value on the Statement of Assets and Liabilities by level within the fair value holding as of December 31, 2013.

	Level 1	Level 2	Level 3
	Unadjusted	Other significant	Significant
	quoted	observable	unobservable
	prices	inputs	inputs	Total

Assets:
Investments in Securities
Common Stocks
Communications	$249,207	$—	$—	$249,207
Consumer, Cyclical	3,410,263	—	—	3,410,263
Consumer, Non-cyclical	7,084,469	—	—	7,084,469
Financial	2,373,255	—	—	2,373,255
Technology	497,916	—	—	497,916
Preferred Stocks
Technology	310,999	—	—	310,999
Warrants
Basic Materials	—	366,886	—	366,886
Consumer, Cyclical	—	258,195	—	258,195
Consumer, Non-cyclical	—	706,334	—	706,334
Industrial	—	169,703	—	169,703
Total Investments in Securities	13,926,109	1,501,118	—	15,427,227
Investment in Affiliated Issuer
Short-term Investment	933,119	—	—	933,119
Total Investment in Affiliated Issuer	933,119	—	—	933,119
Total Assets	$14,859,228	$1,501,118	$—	$16,360,346

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Notes to the Financial Statements (continued)

For the year ended December 31, 2013

(Expressed in U.S. dollars)

5.                                     Contributions and Withdrawals:

Limited partnership interests are offered on the first business day of any month and are available as Class A interests and Class B interests. Class A interests and Class B interests have identical rights and obligations, except with respect to the Management Fee and Incentive Allocation as described in Note 9. The minimum contribution of a limited partner is $1,000,000 for Class A Interests and $1,000,000 for Class B Interests, although the General Partner reserves the right to waive this requirement in its sole discretion.

Limited partners can withdraw all or a portion of its interest as of the end of any calendar month on at least 60 days’ prior written notice to the General Partner. The Partnership will pay at least 90% of the amount within 30 days, and the balance will be paid without interest or other return soon thereafter when reasonably practicable. The General Partner reserves the right to limit withdrawals requests from limited partners in any given month to 15% of the Partnership’s partners’ capital. When this restriction applies, withdrawals will be on a pro rata basis with the value of the capital accounts of withdrawing limited partners.

The General Partner, the Investment Manager and other entities affiliated with Morgan Stanley have collectively made an initial investment in the Partnership of $10 million (the “Seed Capital”). The withdrawal of this Seed Capital will not be subject to the Limited Partner withdrawal restrictions described about. No Seed Capital may be withdrawn from the Portfolio until the Seed Capital represents less than 25% of the Partnership’s Net Asset Value at the time of the withdrawal. Investors will be notified 75 days prior to any Seed Capital withdrawal. Any individual Seed Capital withdrawal will be limited so that it is less than 5% of the Partnership’s Net Asset Value at the time of withdrawal. Notwithstanding the foregoing, no portion of the Seed Capital will be withdrawn until the first anniversary of the Partnership’s commencement of operations, except if such withdrawal (including a complete withdrawal of the Seed Capital) is required by applicable law. In such instance, the Withdrawal Fee will not apply to the withdrawal.

6.                                     Allocation of Profits and Losses:

In accordance with the Agreement, any profit and losses will be allocated to all partners in proportion to their respective opening capital accounts at the end of each month. The Partnership establishes a capital account (a “Capital Account”) for each of the limited partners. Each partner’s Capital Account initially is credited with such partner’s Capital Contribution and subsequently, such partner’s share of the Partnership liabilities, and allocations of income, expense, gain and loss per month. The income, expense, gain, and loss of the Partnership generally are allocated to the partners’ Capital Accounts in a manner that as closely as possible gives economic effect to the distribution provisions of the Agreement.

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Notes to the Financial Statements (continued)

For the year ended December 31, 2013

(Expressed in U.S. dollars)

7.                                     Taxation:

The Partnership made an election to be treated as a corporation for U.S. federal income tax purposes. Based on the Partnership’s organizational structure, anticipated methods of operation and features, the Partnership should generally not be subject to U.S. federal income tax on gains from trading in securities. The Partnership may be subject to U.S. federal income tax on gains realized from the sale or disposition of certain stock or securities of U.S. real property holding corporations. Interest from U.S. sources earned on bank deposits and “portfolio interest” as defined under the U.S. Internal Revenue Code of 1986, as amended, are not subject to withholding for U.S. federal income tax.

The Government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the Partnership or the limited partners. Interest, dividends and gains payable to the Partnership and all distributions by the Partnership to limited partners will be received free of any Cayman Islands income or withholding taxes. The Partnership has registered as an exempted limited partnership under Cayman Islands law and the Partnership has received from the Clerk of the Cabinet Office of the Cayman Islands an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 50 years from June 23, 2011, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits or income or gains or appreciations shall apply to the Partnership or to any partner thereof in respect of the operations or assets of the Partnership or the interest of a partner therein; and may further provide that any such taxes or any tax in the nature of estate duty or inheritance tax shall not be payable in respect of the obligations of the Partnership or the interests of the partners therein. The Cayman Islands are not party to a double tax treaty with any country that is applicable to any payments made to or by the Partnership.

The Partnership is required to withhold up to 30% U.S. tax from U.S. source dividends and 35% effectively connected income allocable to its non-U.S. investors and to remit those amounts to the U.S. Internal Revenue Service on behalf of the non-U.S. investors. The rate of withholding is generally the rate at which the particular non-U.S. investor is subject to U.S. federal income tax. The non-U.S. investors are obligated to indemnify the Partnership for any taxes that the Partnership is required to withhold as well as any interest or penalties.

If the Partnership incurs a withholding tax or other obligation with respect to the share of Partnership income allocable to any partner, then the General Partner, without limitation of any other rights of the Partnership or the General Partner, will cause the amount of the obligation to be debited against the capital account of the partner when the Partnership pays the obligation, and any amounts then or in the future distributable to the partner will be reduced by the amount of the taxes. If the amount of the taxes is greater than any distributable amounts, then the Partner and any successor to the partner’s Interest or portion of an Interest will pay to the Partnership as a capital contribution, upon demand by the General Partner, the amount of the excess. For the year ended December 31, 2013, the Partnership did not withhold any taxes.

At December 31, 2013, the cost and related gross unrealized appreciation and depreciation for tax purposes were as follows:

Cost of investments for tax purposes	$15,491,372
Gross tax unrealized appreciation	$1,930,117
Gross tax unrealized depreciation	(1,061,143)
Net tax unrealized appreciation/depreciation on investments	$868,974

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Notes to the Financial Statements (continued)

For the year ended December 31, 2013

(Expressed in U.S. dollars)

7.                                     Taxation (continued):

The Partnership follows the accounting guidance relating to uncertainty in income taxes. This guidance requires the Partnership to determine whether a tax position of the Partnership is more likely than not to be sustained upon examination by the applicable taxing authority, including the resolution of any related appeals or litigation proceedings, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement, which could result in the Partnership recording a tax liability that would reduce net assets. The Partnership reviews and evaluates tax positions in its major jurisdictions and determines whether there are uncertain tax positions that require financial statement recognition. Based on this review, the Partnership has determined the major tax jurisdictions as where the Partnership is organized and where the Partnership makes investments; however, no reserves for uncertain tax positions were required to be recorded.

The Partnership is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will change materially in the next twelve months. The Partnership has concluded there are no significant uncertain tax positions that would require recognition in the financial statements as of December 31, 2013. Tax authorities can examine all tax returns filed since inception.

8.                                     Management Fee and Incentive Allocation:

The Partnership pays a management fee to the Investment Manager (the “Management Fee”) calculated as a per annum percentage of each limited partner’s month-end capital account balance and payable monthly in arrears. The Management Fee is calculated at an annual rate of 1.00% for Class A interests and 0.70% for Class B interests. The General Partner may, in its sole discretion, waive or lower certain Limited Partners’ allocable amount of any Management Fee, including but not limited to, Limited Partners that are significant investors in the Partnership. For the year ended December 31, 2013, the Management Fee was $18,428.

Class A limited partners are not subject to an Incentive Allocation.

With respect to each Class B limited partner, the General Partner is entitled to the allocation of an incentive allocation, to be computed annually, generally for the one-year period,  or portion thereof, ending on December 31 of each year, with respect to such limited partner, equal to 20% of such Class B limited partner’s capital account in excess of such Limited Partner’s Hurdle Return Amount for such year (as defined below) allocated to such limited partner from the Partnership for such year (the “Incentive Allocation”). The Incentive Allocation is also calculated in respect to full or partial withdrawals from a Limited Partners’ Capital Account. For the year ended December 31, 2013, the Incentive Allocation to the General Partner was $1,445.

The “Hurdle Return Amount” of a Class B limited partner is a capital account growth target equal to the sum of (A) the return (positive or negative) of the Morgan Stanley Capital International (MSCI) Emerging Markets Index (Net) as measured during the relevant period for which the Incentive Allocation is calculated, plus (B) 100 basis points on an annualized basis, multiplied by such limited partner’s capital account balance as of the first day of the relevant period for which the Incentive Allocation is being calculated.

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Notes to the Financial Statements (continued)

For the year ended December 31, 2013

(Expressed in U.S. dollars)

8.                                     Management Fee and Incentive Allocation (continued):

The MSCI Emerging Markets Index (Net) is a free float-adjusted market capitalization index that is designed to measure equity market performance of emerging markets. The Index reinvests dividends after the deduction of withholding taxes, using a tax rate applicable to non-resident institutional investors who do not benefit from double taxation treaties.

The General Partner and its affiliates own 88.58% of the Partnership’s outstanding capital at December 31, 2013.

9.                                     Expense Reimbursement:

The Investment Manager has voluntarily agreed to waive the Management Fee and reimburse the Partnership, if necessary, to the extent that the operating expenses (excluding the Management Fee, Incentive Allocation and withholding taxes) on a monthly basis expressed as a percentage of the limited partner’s capital at month end exceeds 0.054166%. This voluntary waiver/reimbursement may be withdrawn or subsequently reinstated by the Investment Manager at its discretion without prior notice to the limited partners. For the year ended December 31, 2013, the reimbursement by the Investment Manager was $150,636.

10.                              Indemnifications:

The General Partner, on behalf of the Partnership, enters into certain contracts that contain a variety of indemnifications. The Partnership’s maximum exposure under these arrangements is unknown. However, the Partnership has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.

11.                              Security Transactions with Affiliates:

The Partnership invests in the Institutional Class of the Morgan Stanley Institutional Liquidity Funds Money Market Portfolio (the “Liquidity Funds”), an open-end management investment company managed by the Investment Manager. Management fees paid by the Partnership are reduced by an amount equal to its pro-rata share of advisory and administration fees paid by the Partnership due to its investment in the Liquidity Funds. For the year ended December 31, 2013, management fees were reduced by $1,214 relating to the Partnership’s investment in the Liquidity Funds.

A summary of the Partnership’s transactions in shares of the Liquidity Funds for the year ended December 31, 2013 is as follows:

Market Value			Market Value
December 31, 2012	Purchases at Cost	Sales Proceeds	December 31, 2013
$1,119,526	$5,972,213	$6,158,620	$933,119

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Notes to the Financial Statements (continued)

For the year ended December 31, 2013

(Expressed in U.S. dollars)

12.                              Purchase and Sales of Investments:

Purchase and sales of investments, other than short-term obligations, aggregated $9,937,353 and $9,605,919, respectively, for the year ended December 31, 2013.

13.                              Recent Accounting Pronouncements:

In June 2013, the Financial Accounting Standards Board issued Accounting Standards Update No. 2013-08, “Financial Services - Investment Companies (Topic 946): Amendments to the Scope, Measurement and Disclosure Requirements” (“ASU 2013-08”), which updates the criteria used in defining an investment company under accounting principles generally accepted in the United States and also sets forth certain measurement and disclosure requirements. The amendments in ASU 2013-08 are effective for fiscal periods (including interim periods) beginning after December 15, 2013. Management is currently evaluating the application of ASU 2013-08 and its impact, if any, on the Partnership’s financial statements.

14.                              Subsequent Events:

The Partnership has evaluated the need for disclosures and/or adjustments resulting from subsequent events through November 25, 2014 the date that the financial statements were available to be issued, and has not identified any additional subsequent events requiring adjustment or disclosure in the financial statements, other than the subsequent events described below.

Subsequent to December 31, 2013, the Partnership recorded withdrawals of $5,088,557.

The Partnership intends to register under the Investment Companies Act of 1940 as an open end management investment company. To comply with the registration requirements, the Partnership has subsequently updated the financial statements and financial highlights for the year ended December 31, 2013, to include a detailed list of investments in securities and other investments within the Statement of Investment Portfolio, a Statement of Changes in Partners’ Capital for the two years in the period then ended, Financial Highlights for all periods since the commencement of operations, and additional disclosure of purchase and sales of investments and the tax basis of investment cost, unrealized appreciation and depreciation of investments.

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Information Concerning Directors and Officers (Unaudited)

For the year ended December 31, 2013

(Expressed in U.S. dollars)

				Number of	Other Trusteeships/
	Position(s)	Length of	Principle	Portfolios	Directorships
	Held with	Time	Occupation(s)	Overseen in	Held Outside
Name, Age, and Address	Registrant	Served	During Past 5 Years	Fund Complex	the Fund Complex

M. Paul Martin (56) 522 Fifth Avenue, New York NY 10036	Director	Since Inception 2011	Managing Director of Morgan Stanley Investment Management Inc. Head of Global Operations for Morgan Stanley Investment Management Inc.	12	None

Arthur J. Lev (53) 522 Fifth Avenue, New York NY 10036	Director	Since Inception 2011	Managing Director of Morgan Stanley Investment Management Inc. Head of the Long- Only Business and the Alternative Investment Partners Business of the Investment Manager	12	Two: The National Association of Investment Companies and All Stars Helping Kids (Charity)

Francis J. Smith (49) 522 Fifth Avenue, New York NY 10036	Director	Since Inception 2011	Executive Director and Head of U.S. Fund Administration for Morgan Stanley Investment Management Inc.	12	None

Ella D. Cohen (41) 522 Fifth Avenue, New York NY 10036	Officer	Since Inception 2011	Executive Director of Morgan Stanley Investment Management Inc. and Secretary of various entities affiliated with the Investment Manager	N/A	N/A

Morgan Stanley Emerging Markets Leaders Fund

(Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Financial Statements as of

and for the year ended December 31, 2012

and Independent Auditors’ Report

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Financial Statements

Deloitte & Touche
INDEPENDENT AUDITORS’ REPORT	One Capital Place P.O. Box 1787 Grand Cayman KY1-1109 CAYMAN ISLANDS Tel: +1 345 949 7500 Fax:+1 345 949 8238 cayman@deloitte.com www.deloitte.com

To the Partners of Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP:

We have audited the accompanying financial statements of Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP, a Cayman Islands Exempted Limited Partnership (the “Partnership”) which comprise the statement of assets and liabilities, including the condensed statement of investment portfolio, as of December 31, 2012, and the related statements of operations, changes in partners’ capital, cash flows and the financial highlights for the year then ended and the related notes to the financial statements (all expressed in United States dollars).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements and financial highlights in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements and financial highlights that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements and financial highlights. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements and financial highlights, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Partnership’s preparation and fair presentation of the financial statements and financial highlights in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements and financial highlights.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP, as of December 31, 2012, and the results of its operations, changes in its partners’ capital, its cash flows and financial highlights for the year then ended, in accordance with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche

April 25, 2013 (November 25, 2014 as to the updates described in Note 15)

Member firm of
Deloitte Touche Tohmastu Limited

1

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Statement of Investment Portfolio

December 31, 2012

(Expressed in U.S. dollars)

Number
of Shares	Description	Fair Value

	INVESTMENTS IN SECURITIES (99.92% of Partners’ Capital)

	COMMON STOCKS (80.14% of Partners’ Capital)

	Brazil
	Consumer, cyclical
13,400	Raia Drogasil SA	$150,983
	Consumer, non-cyclical
12,900	Cia de Bebidas das Americas	541,671
35,500	Diagnosticos da America SA	228,691
26,200	Fleury SA	294,950
	Total Brazil (Cost $1,211,473) (7.85% of Partners’ Capital)	1,216,295

	Chile
	Consumer, cyclical
22,450	SACI Falabella	230,713
	Consumer, non-cyclical
31,803	Cencosud SA	172,384
	Total Chile (Cost $356,419) (2.60% of Partners’ Capital)	403,097

	China
	Consumer, cyclical
397,000	Ajisen China Holdings Ltd	379,029
	Consumer, non-cyclical
158,000	China Mengniu Dairy Co Ltd	448,467
448,200	Samsonite International SA	924,058
50,000	Tingyi Cayman Islands Holding Corp	139,017
112,000	Tsingtao Brewery Co Ltd	661,089
	Total China (Cost $2,402,840) (16.46% of Partners’ Capital)	2,551,660

	Indonesia
	Financial
437,500	Bank Rakyat Indonesia Persero Tbk PT	315,499
	Total Indonesia (Cost $295,493) (2.03% of Partners’ Capital)	315,499

	Japan
	Communications
40,500	Nexon Co Ltd	405,771
	Total Japan (Cost $605,471) (2.62% of Partners’ Capital)	405,771

	Korea
	Consumer, cyclical
2,214	Hyundai Mobis	595,598
	Total Korea (Cost $599,827) (3.84% of Partners’ Capital)	595,598

The accompanying notes are an integral part of the financial statements.

2

Number
of Shares	Description	Fair Value

	INVESTMENTS IN SECURITIES (continued)

	COMMON STOCKS (continued)

	Mexico
	Consumer, cyclical
76,500	Wal-Mart de Mexico SAB de CV	$249,628
	Total Mexico (Cost $211,959) (1.61% of Partners’ Capital)	249,628

	Peru
	Financial
1,100	Credicorp Ltd	161,216
	Total Peru (Cost $145,445) (1.04% of Partners’ Capital)	161,216

	Portugal
	Consumer, non-cyclical
13,657	Jeronimo Martins SGPS SA	263,188
	Total Portugal (Cost $227,860) (1.70% of Partners’ Capital)	263,188

	Russia
	Consumer, non-cyclical
68,273	O’Key Group SA	798,794
	Total Russia (Cost $592,461) (5.15% of Partners’ Capital)	798,794

	Singapore
	Financial
384,000	Religare Health Trust	278,204
	Total Singapore (Cost $252,198) (1.79% of Partners’ Capital)	278,204

	South Africa
	Consumer, non-cyclical
83,500	Life Healthcare Group Holdings Ltd	334,887
	Total South Africa (Cost $243,103) (2.16% of Partners’ Capital)	334,887

	Switzerland
	Consumer, cyclical
816	Swatch Group AG/The	411,457
	Total Switzerland (Cost $367,605) (2.65% of Partners’ Capital)	411,457

The accompanying notes are an integral part of the financial statements.

3

Number
of Shares	Description	Fair Value

	INVESTMENTS IN SECURITIES (continued)

	COMMON STOCKS (continued)

	Thailand
	Consumer, cyclical
41,400	Big C Supercenter PCL	$280,150
	Financial
69,200	Bangkok Bank PCL	442,256
	Total Thailand (Cost $664,127) (4.66% of Partners’ Capital)	722,406

	Turkey
	Consumer, non-cyclical
28,337	Anadolu Efes Biracilik Ve Malt Sanayii AS	408,229
	Total Turkey (Cost $314,557) (2.63% of Partners’ Capital)	408,229

	United Kingdom
	Consumer, non-cyclical
9,934	British American Tobacco PLC	503,645
1,968	Diageo PLC	229,430
18,745	SABMiller PLC	860,222
	Total United Kingdom (Cost $1,365,866) (10.28% of Partners’ Capital)	1,593,297

	United States
	Consumer, cyclical
15,103	Yum! Brands Inc	1,002,839
	Consumer, non-cyclical
10,831	Mead Johnson Nutrition Co	713,655
	Total United States (Cost $1,564,851) (11.07% of Partners’ Capital)	1,716,494

	TOTAL COMMON STOCKS (Cost $11,421,555)	12,425,720

The accompanying notes are an integral part of the financial statements.

4

Number
of Shares	Description	Fair Value

	WARRANTS (12.56% of Partners’ Capital)

	India
	Basic Materials
26,428	Akzo Nobel India Ltd	$461,500
	Communications
30,500	Zee Entertainment Enterprises Ltd	122,399
	Consumer, Non-cyclical
11,074	Agro Tech Foods Ltd	102,767
10,800	GlaxoSmithKline Consumer Healthcare Ltd	747,094
98,600	ITC Ltd	514,199
	Total India (Cost $1,627,192) (12.56% of Partners’ Capital)	1,947,959

	TOTAL WARRANTS (Cost $1,627,192)	1,947,959

	INVESTMENT IN AFFILIATED ISSUER

	SHORT-TERM INVESTMENT (7.22% of Partners’ Capital)

	Morgan Stanley Institutional Liquidity Fund -
1,119,526	Money Market Portfolio Institutional Class*	1,119,526

	TOTAL SHORT-TERM INVESTMENT (Cost $1,119,526)	1,119,526

	TOTAL INVESTMENT IN AFFILIATED ISSUER (Cost $1,119,526)	1,119,526

	TOTAL INVESTMENTS (Cost $14,168,273)	$15,493,205

Glossary:

* See Note 12 within the Notes to Financial Statements regarding investments in Morgan Stanley Institutional Liquidity Fund-Money Market Portfolio.

The accompanying notes are an integral part of the financial statements.

5

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Statement of Assets and Liabilities

December 31, 2012

(Expressed in U.S. dollars)

Assets

Investments in Securities, at Fair Value (cost $13,048,747)	$14,373,679
Investments in Affiliated Issuers, at Fair Value (cost $1,119,526)	1,119,526
Foreign Cash (cost $5,849)	5,823
Prepaid Expense	105,000
Dividends and Interest Receivable	9,641
Receivable from Morgan Stanley Affiliate	134
Total Assets	15,613,803

Liabilities

Payable to Investment Manager	$45,116
Professional Fees Payable	39,000
Administration Fees Payable	10,391
Management Fees Payable	1,463
Transfer Agency Fees Payable	417
Other Fees Payable	12,424
Total Liabilities	108,811

Partners’ Capital	$15,504,992

The accompanying notes are an integral part of the financial statements.

6

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Statement of Operations

For the year ended December 31, 2012

(Expressed in U.S. dollars)

Income
Dividends from Unaffiliated Issuers (net of withholding taxes of $28,372)	$198,472
Interest Income	5,093
Total Income	203,565
Expenses
Administration Expenses	94,988
Custody Fees	30,820
Professional Fees	24,639
Management Fees	15,273
Transfer Agent Fees	5,000
Other Expenses	30,000
Total Expenses	200,720
Expense Reimbursement from Investment Manager (Note 10)	(92,103)
Rebate from Morgan Stanley Affiliate (Note 12)	(1,823)
Net Expenses	106,794
Net Investment Income (Loss)	96,771
Net Realized Gain (Loss)
Investments in Securities	507,816
Foreign Currency Related Transactions	(903)
Net Realized Gain (Loss)	506,913
Net Change in Unrealized Appreciation (Depreciation)
Investments in Securities	1,938,915
Foreign Currency Related Translations	(5,430)
Net Change in Unrealized Appreciation (Depreciation)	1,933,485
Net Realized and Unrealized Gain (Loss) on Investments in Securities and Foreign Currency Related Transactions	2,440,398
Net Increase (Decrease) in Partners’ Capital Resulting from Operations	$2,537,169

The accompanying notes are an integral part of the financial statements.

7

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Statements of Changes in Partners’ Capital

For the year ended December 31, 2012

(Expressed in U.S. dollars)

	Limited		General
	Partners		Partner	Total
	Class A	Class B

Partners’ Capital, at July 1, 2011 (a)	$—	$—	$—	$—

Capital Transactions
Capital Contributions	13,600,000	100,000	100,000	13,800,000
Net Increase (Decrease) in Partners’ Capital Resulting from Capital Transactions	13,600,000	100,000	100,000	13,800,000

Net Investment Income (Loss)	14,197	(193)	132	14,136
Net Realized Gain (Loss)	(662,301)	(7,079)	(7,087)	(676,467)
Net Change in Unrealized Appreciation (Depreciation)	(614,980)	(2,433)	(2,433)	(619,846)
Incentive Allocation	—	(1,799)	1,799	—
Net Increase (Decrease) in Partners’ Capital Resulting from Operations	(1,263,084)	(11,504)	(7,589)	(1,282,177)

Partners’ Capital, at December 31, 2011	$12,336,916	$88,496	$92,411	$12,517,823

Capital Transactions
Capital Contributions	450,000	—	—	450,000
Net Increase (Decrease) in Partners’ Capital Resulting from Capital Transactions	450,000	—	—	450,000

Net Investment Income (Loss)	95,870	84	817	96,771
Net Realized Gain (Loss)	500,063	3,362	3,488	506,913
Net Change in Unrealized Appreciation (Depreciation)	1,905,697	13,560	14,228	1,933,485
Incentive Allocation	—	—	—	—
Net Increase (Decrease) in Partners’ Capital Resulting from Operations	2,501,630	17,006	18,533	2,537,169

Partners’ Capital, at December 31, 2012	$15,288,546	$105,502	$110,944	$15,504,992

(a) Commencement of operations

The accompanying notes are an integral part of the financial statements.

8

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Statement of Cash Flows

For the year ended December 31, 2012

(Expressed in U.S. dollars)

Cash Flows from Operating Activities
Net Increase (Decrease) in Partners’ Capital Resulting from Operations	$2,537,169
Adjustments to Reconcile Net Increase (Decrease) in Partners’ Capital Resulting from Operations to Net Cash provided by (used in) Operating Activities:
Net realized (gain) loss from investments in securities	(507,816)
Net change in unrealized (appreciation) depreciation on investments in securities	(1,938,915)
Purchase of investments in securities	(7,386,504)
Proceeds from disposition of investments in securities	6,742,629
Purchase of short-term investments	(5,715,885)
Proceeds from disposition of short-term investments	5,761,525
Change in assets and liabilities:
(Increase) decrease in prepaid expense	30,000
(Increase) decrease in reimbursement receivable from Investment Manager	26,564
(Increase) decrease in receivable from Morgan Stanley Affiliate	1,173
(Increase) decrease in dividends and interest receivable	(8,837)
Increase (decrease) in payable to Investment Manager	45,116
Increase (decrease) in professional fees payable	(12,730)
Increase (decrease) in administration fees payable	(2,625)
Increase (decrease) in management fees payable	424
Increase (decrease) in other fees	(20,337)
Net Cash provided by (used in) Operating Activities	(449,049)

Cash Flows from Financing Activities
Proceeds from capital contributions	450,000
Net Cash provided by (used in) Financing Activities	450,000

Net change in cash and foreign cash	951
Cash and foreign cash, at December 31, 2011	4,872
Cash and foreign cash, at December 31, 2012	$5,823

The accompanying notes are an integral part of the financial statements.

9

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Financial Highlights

For the year ended December 31, 2012

(Expressed in U.S. dollars)

	For the year		For the period
	ended		from July 1,
	December 31,		2011 (a) to
	2012		December 31, 2011
	Limited Partners		Limited Partners
	Class A	Class B	Class A		Class B

Total Return before Incentive Allocation (1),(2),(3)	19.93%	19.22%	(9.42	)%(c)	(9.71	)%(c)
Incentive Allocation	—	—	—		(1.79	)(c)
Total Return after Incentive Allocation	19.93%	19.22%	(9.42)%		(11.50)%

Ratio to Average Limited Partners’ Capital (1)
Net Expenses before Incentive Allocation (2),(3)	0.75%	1.35%	1.58	%(d)	2.29	%(d)
Incentive Allocation	—	—	—		1.92	(c)
Net Expenses after Incentive Allocation	0.75%	1.35%	1.58%		4.21%

Net Investment Income (Loss) (1),(2),(3),(4)	0.68%	0.08%	(0.66	)%(d)	(1.31	)%(d)

Ratio of Rebate from Morgan Stanley Affiliate to Average Limited Partners’ Capital (3)	0.01%	0.01%	0.02	%(c)	0.02	%(c)

Ratio of Reimbursement from Investment Manager to Average Limited Partners’ Capital (2)	0.65%	0.65%	1.02	%(c)	1.06	%(c)

Portfolio turnover (b)	52%		68	%(c)

(a)	Commencement of operations.
(b)	The portfolio turnover is calculated on a total Partnership basis as a whole.
(c)	Not annualized.
(d)	Annualized, except organizational expenses.
(1)

The above ratios and total return are calculated for the Limited Partners taken as a whole. An individual Limited Partner’s ratios and return may vary from the above based on the timing of capital contributions and withdrawals and different management and incentive allocation arrangements. The net investment income and total expenses and incentive allocation ratios are computed based on the Partnership‘s average Limited Partners’ capital.

(2)

The General Partner reimbursed a portion of the Partnership’s operating expenses. The effect of the reimbursement on the ratios is disclosed above as “Ratio of reimbursement from Investment Manager to average Limited Partners’ capital.” Absent this reimbursement the total return would have been lower and expense ratio would have been higher.

(3)

The ratios reflect the rebate of certain portfolio expenses in connection with the investment in the Morgan Stanley affiliate during the year. The effect of the rebate on the ratios is disclosed above as “Ratio of rebate from Morgan Stanley affiliate to average Limited Partners’ Capital”. Absent this rebate the total return would have been lower and expense ratio would have been higher.

(4)	This does not include effect of Incentive Allocation.

The accompanying notes are an integral part of the financial statements.

10

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP
(A Cayman Islands Exempted Limited Partnership)

Notes to Financial Statements

For the year ended December 31, 2012
(Expressed in U.S. dollars)

1.                               General Information:

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP (the “Partnership”) is a Cayman Islands exempted limited partnership that was organized on June 3, 2011 pursuant to an Amended and Restated Limited Partnership Agreement (the “Agreement”) and commenced operations on July 1, 2011. Certain terms capitalized herein are defined in the Agreement.  The term of the Partnership is indefinite, provided, that the term of the Partnership may be ended at any time by the General Partner acting in its sole discretion or upon the affirmative vote of at least 75% of interests of the limited partners.

The Partnership’s investment objective is to seek long-term capital appreciation. In seeking to achieve its investment objective, the Partnership will be investing primarly in equity securities in emerging market and frontier countries. The Partnership will have no more than 40 companies in its portfolio (excluding any temporary investments), however, the Partnership is permitted to be temporarily out of compliance with this limitation for a period of 30 days. In accordance with the Agreement, the Partnership will not have any investment in a single issuer that will exceed 10% of the Partnership’s partners’ capital, except for investments in temporary investments.

Morgan Stanley Hedge Fund Partners Cayman Ltd., a Cayman Islands exempted company (the “General Partner”), is the general partner of the Partnership. Morgan Stanley Investment Management Inc., a Delaware corporation (the “Investment Manager”) and an affiliate of the General Partner, will serve as the investment manager of the Partnership and is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

Certain affiliates of the Partnership, the General Partner and the Investment Manager along with certain other affiliates of Morgan Stanley will act as the sub-advisors, placement agents or distributors (each, a “Placement Agent”) and together, (the “Placement Agents”) for the Partnership.

State Street Bank and Trust Company, Ltd. serves as custodian for the Partnership. State Street Cayman Trust Company, Ltd. provides accounting and administrative services to the Partnership.

2.                               Summary of Significant Accounting Policies:

These financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and are expressed in U.S. dollars. The preparation of financial statements in conformity with GAAP requires the General Partner to make estimates and assumptions that affect the reported amounts and disclosures during the period. Actual results may differ from those estimates. The following is a summary of significant accounting policies followed by the Partnership.

a.                Valuation of Investments

Equity securities, warrants and futures contracts: Equity securities, warrants and futures contracts listed on a U.S. exchange are valued at the latest quoted sales price on the valuation date. Equity securities listed or traded on NASDAQ, for which market quotations are available, are valued at the NASDAQ Official Closing Price. Securities listed on a foreign exchange are valued at their closing price unless there are events subsequent to foreign markets’ close that would significantly affect the value, in which case the foreign security price would be adjusted. Unlisted and listed equity securities not traded on the valuation date, for which market quotations are readily available, are valued at the mean between the current bid and ask prices obtained from reputable brokers. All other securities and investments for which market values are not readily

11

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP
(A Cayman Islands Exempted Limited Partnership)

Notes to Financial Statements (continued)

For the year ended December 31, 2012
(Expressed in U.S. dollars)

2.                                     Summary of Significant Accounting Policies (continued):

a.                Valuation of Investments (continued)

available and those securities for which it is inappropriate to determine prices in accordance with  the aforementioned procedures, are valued at fair value as determined in good faith under procedures adopted by the General Partner. Factors considered in making this determination may include, but are not limited to, information obtained by contacting the issuer, analysts, or the appropriate stock exchange (for exchange-traded securities), analysis of the issuer’s financial statement or other available documents and, if necessary, available information concerning other securities in similar circumstances. For the year ended December 31, 2012, no such security has been fair valued by the General Partner.

Short Term Investment: Short-term investments having a maturity of 60 days or less are valued at amortized cost which approximates the fair value of these securities.

b.                Security Transactions, Related Investment Income and Expense

Security transactions are recorded on a trade date basis. Realized gains and losses on investments are calculated on an average cost basis. Interest income, interest expense and operating expenses are recorded on an accrual basis. Dividend income, net of applicable withholding taxes and dividend expenses on securities sold short are recorded on the ex-dividend date.

3.                               Risks:

An investment in the Partnership is subject to various risks. The value of the Partnership’s total partners’ capital may be expected to fluctuate in response to fluctuations in the value of the Partnership’s investments. The following are the principal risks associated with the Partnership’s investment policies:

a.                General Economic and Market Risk

The success of the Partnership’s activities may be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances.

b.                Highly Volatile Market Risk

The prices of commodities contracts and all derivative instruments, including futures, can be highly volatile. Price movements of futures and other derivative contracts are influenced by, among other things, interest rates; changing supply and demand relationships; trade, fiscal, monetary and exchange control programs and policies of governments; and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies, financial instruments, futures and options. The Partnership also is subject to the risk of the failure of any exchanges on which its positions trade, of their clearinghouses or of any counterparty to the Partnership’s transactions. In times of general market turmoil, even large, well-established financial institutions may fail rapidly with little warning.

12

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP
(A Cayman Islands Exempted Limited Partnership)

Notes to Financial Statements (continued)

For the year ended December 31, 2012
(Expressed in U.S. dollars)

3.                                     Risks (continued):

c.                 Smaller Capitalization Issuers Risk

The Partnership may invest in smaller capitalization companies, including micro cap companies. Investments in smaller capitalization companies often involve significantly greater risks than the securities of larger, better-known companies because they may lack the management expertise, financial resources, product diversification and competitive strengths of larger companies.

d.                Foreign and Emerging Markets Risk

The Partnership may invest in securities of non-U.S. issuers and securities denominated or whose prices are quoted in non-U.S. currencies. Non-U.S. securities in which the Partnership may invest may be listed on non-U.S. securities exchanges or traded in non-U.S. over-the-counter markets. The risks include: varying practices; difficulty in pricing of securities; less public information about issuers; less governmental regulation and supervision over the issuance and trading of securities; the lack of availability of financial information or the difficulty of interpreting financial information; less liquidity and more volatility in the markets; the possibility of expropriation or nationalization; the imposition of withholding and other taxes; adverse political, social or diplomatic developments; limitations on the movement of funds or other assets between different countries; difficulties in invoking legal process abroad and enforcing contractual obligations; and the difficulty of assessing economic trends. Investment in non-U.S. countries typically also involves higher brokerage and custodial expenses than does investment in U.S. securities.

e.                 Foreign Currency Risk

The risks of investing in non-U.S. securities include changes in currency exchange rates (in the case of securities that are not denominated in U.S. dollars) and currency exchange control regulations or other non-U.S. or U.S. laws or restrictions, or devaluations of non-U.S. currencies. A decline in the exchange rate would reduce the value of certain of the Partnership’s non-U.S. currency denominated portfolio securities irrespective of the performance of the underlying investment. The Partnership may also incur costs in connection with conversion between various currencies. In certain cases, depending on the applicable circumstances, the exchange rate obtained by the Investment Manager may be less advantageous to the Partnership than other rates available to the Partnership directly.

4.                                     Derivative Financial Instruments:

The Partnership may utilize a variety of derivative instruments to hedge the investments of the Partnership against various risks or for non-hedging purposes in seeking to achieve the Partnership’s investment objective. The Investment Manager, on behalf of the Partnership, may also use these derivative instruments for either hedging or non-hedging purposes.

Warrants

Warrants are types of securities usually issued with bonds and preferred stock that entitle the holder to purchase a proportionate amount of common stock at a specified price for a specific period of time. Warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the

13

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP
(A Cayman Islands Exempted Limited Partnership)

Notes to Financial Statements (continued)

For the year ended December 31, 2012
(Expressed in U.S. dollars)

4.                                      Derivative Financial Instruments (continued):

Warrants (continued)

issuer. If a warrant is not exercised within the specified time period, it will become worthless and the Partnership will lose the purchase price it paid for the warrant and the right to purchase the underlying security.

The following table sets forth the fair value of the Partnership’s derivative contracts by primary risk exposure as of December 31, 2012:

Statement of Investment Portfolio/

Statement of Assets & Liabilities (Investments in Securities)

Primary Risk Exposure	Warrants
Equity Risk	$1,947,959

The following tables set forth by primary risk exposure the Partnership’s realized gains (losses) and change in unrealized appreciation (depreciation) by type of derivative contract for the year ended December 31, 2012.

Statement of Operations

Net Change in Unrealized Appreciation (Depreciation) on Investment in Securities

Primary Risk Exposure	Warrants
Equity risk	$555,130

Statement of Operations

Net Realized Gain (Loss) on Investment in Securities

Primary Risk Exposure	Warrants
Equity risk	$(6,060)

The Partnership had the following number of transactions in derivatives for the year ended December 31, 2012:

Number of Warrant
Contracts
Beginning balance	232,600
Open contracts	115,008
Closed contracts	(170,206)
Ending balance	177,402

14

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP
(A Cayman Islands Exempted Limited Partnership)

Notes to Financial Statements (continued)

For the year ended December 31, 2012
(Expressed in U.S. dollars)

5.                                     Fair Value Measurement:

Fair value is defined as the price that the Partnership would receive to sell an investment or pay to transfer a liability in a timely transaction with an independent buyer in the principal market, or in the absence of a principal market the most advantageous market for the asset or liability. The Partnership uses a three-tier hierarchy to distinguish between (1) inputs that reflect the assumptions market participants would use in valuing an asset or liability developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in valuing an asset or liability developed based on the best information available in the circumstances (unobservable inputs) and to establish classification of fair value measurements for disclosure purposes. Various inputs are used in determining the value the Partnership’s investments. The fair value hierarchy is summarized in the three broad levels listed below:

•      Level 1 — unadjusted quoted prices in active markets for identical securities

•      Level 2 — other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.)

•      Level 3 — significant  unobservable  inputs including  the  Partnership’s  own  assumptions  in determining the fair value of investments. Factors considered in making this determination may include, but are not limited to, information obtained by contacting the issuer, analysts, or the appropriate stock exchange (for exchange-traded securities), analysis of the issuer’s financial statements or other available documents and, if necessary, available information concerning other security in similar circumstances.

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

The following table represents the investments carried at fair value on the Statement of Assets and Liabilities by level within the fair value holding as of December 31, 2012.

	Level 1	Level 2	Level 3
	Unadjusted	Other significant	Significant
	quoted	observable	unobservable
	prices	inputs	inputs	Total

Assets:
Investments in Securities
Common Stocks
Communications	$405,771	$—	$—	$405,771
Consumer, Cyclical	3,300,397	—	—	3,300,397
Consumer, Non-cyclical	7,522,377	—	—	7,522,377
Financial	1,197,175	—	—	1,197,175
Warrants
Basic Materials	—	461,500	—	461,500
Communications	—	122,399	—	122,399
Consumer, Non-cyclical	—	1,364,060	—	1,364,060
Total Investments in Securities	12,425,720	1,947,959	—	14,373,679
Investment in Affiliated Issuer
Short-term Investment	1,119,526	—	—	1,119,526
Total Investment in Affiliated Issuer	1,119,526	—	—	1,119,526
Total Assets	$13,545,246	$1,947,959	$—	$15,493,205

15

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Notes to Financial Statements (continued)

For the year ended December 31, 2012

(Expressed in U.S. dollars)

6.                                     Contributions and Withdrawals:

Limited partnership interests are offered on the first business day of any month and are available as Class A interests and Class B interests. Class A interests and Class B interests have identical rights and obligations, except with respect to the Management Fee and Incentive Allocation as described in Note 9. The minimum contribution of a limited partner is $1,000,000 for Class A Interests and $1,000,000 for Class B Interests, although the General Partner reserves the right to waive this requirement in its sole discretion.

Limited partners can withdraw all or portion of its interest as of the end of any calendar month on at least 60 days’ prior written notice to the General Partner. The Partnership will pay at least 90% of the amount within 30 days, and the balance will be paid without interest or other return soon thereafter when reasonably practicable. The General Partner reserves the right to limit withdrawals requests from limited partners in any given month to 15% of the Partnership’s partners’ capital. When this restriction applies,withdrawals will be on a pro rata basis with the value of the capital accounts of withdrawing limited partners. Any limited partner withdrawal of an Interest occurring prior to the first anniversary of the purchase of such Interest is subject to the payment by the limited partner to the Partnership of a charge in an amount equal to 3.0% of the withdrawal proceeds payable to such limited partner in respect of such withdrawal (“Withdrawal Fee”). The Withdrawal Fee shall be deducted from the amount of such limited partner’s withdrawal proceeds.

The General Partner, the Investment Manager and other entities affiliated with Morgan Stanley have collectively made an initial investment in the Partnership of $10 million (the “Seed Capital”). The withdrawal of this Seed Capital will not be subject to the Limited Partner withdrawal restrictions described about. No Seed Capital may be withdrawn from the Portfolio until the Seed Capital represents less than 25% of the Partnership’s Net Asset Value at the time of the withdrawal. Investors will be notified 75 days prior to any Seed Capital withdrawal. Any individual Seed Capital withdrawal will be limited so that it is less than 5% of the Partnership’s Net Asset Value at the time of withdrawal. Notwithstanding the foregoing, no portion of the Seed Capital will be withdrawn until the first anniversary of the Partnership’s commencement of operations, except if such withdrawal (including a complete withdrawal of the Seed Capital) is required by applicable law. In such instance, the Withdrawal Fee will not apply to the withdrawal.

7.                                     Allocation of Profits and Losses:

In accordance with the Agreement, any profit and losses will be allocated to all partners in proportion to their respective opening capital accounts at the end of each month. The Partnership establishes a capital account (a “Capital Account”) for each of the limited partners. Each partner’s Capital Account initially is credited with such partner’s Capital Contribution and subsequently adjusted to reflect distributions, such partner’s share of the Partnership liabilities, and allocations of income, expense, gain and loss per month. The income, expense, gain, and loss of the Partnership generally are allocated to the partners’ Capital Accounts in a manner that as closely as possible gives economic effect to the distribution provisions of the Agreement.

8.                                     Taxation:

The Partnership made an election to be treated as a corporation for U.S. federal income tax purposes. Based on the Partnership’s organizational structure, anticipated methods of operation and features, the Partnership should generally not be subject to U.S. federal income tax on gains from trading in securities and commodities. The Partnership may be subject to U.S. federal income tax on gains realized from the sale or disposition of certain stock or securities of U.S. real property holding corporations. Interest from U.S. sources earned on bank deposits and “portfolio interest” as defined under the U.S. Internal Revenue Code

16

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Notes to Financial Statements (continued)

For the year ended December 31, 2012

(Expressed in U.S. dollars)

8.                                     Taxation (continued):

of 1986, as amended, are not subject to withholding for U.S. federal income tax.

The Government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the Partnership or the limited partners. Interest, dividends and gains payable to the Partnership and all distributions by the Partnership to limited partners will be received free of any Cayman Islands income or withholding taxes. The Partnership has registered as an exempted limited partnership under Cayman Islands law and the Partnership has received from the Clerk of the Cabinet Office of the Cayman Islands an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 50 years from June 23, 2011, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits or income or gains or appreciations shall apply to the Partnership or to any partner thereof in respect of the operations or assets of the Partnership or the interest of a partner therein; and may further provide that any such taxes or any tax in the nature of estate duty or inheritance tax shall not be payable in respect of the obligations of the Partnership or the interests of the partners therein. The Cayman Islands are not party to a double tax treaty with any country that is applicable to any payments made to or by the Partnership.

The Partnership is required to withhold up to 30% U.S. tax from U.S. source dividends and 35% effectively connected income allocable to its non-U.S. investors and to remit those amounts to the U.S. Internal Revenue Service on behalf of the non-U.S. investors. The rate of withholding is generally the rate at which the particular non-U.S. investor is subject to U.S. federal income tax. The non-U.S. investors are obligated to indemnify the Partnership for any taxes that the Partnership is required to withhold as well as any interest or penalties.

If the Partnership incurs a withholding tax or other obligation with respect to the share of Partnership income allocable to any partner, then the General Partner, without limitation of any other rights of the Partnership or the General Partner, will cause the amount of the obligation to be debited against the capital account of the partner when the Partnership pays the obligation, and any amounts then or in the future distributable to the partner will be reduced by the amount of the taxes. If the amount of the taxes is greater than any distributable amounts, then the Partner and any successor to the partner’s Interest or portion of an Interest will pay to the Partnership as a capital contribution, upon demand by the General Partner, the amount of the excess. For the year ended  December 31, 2012, the Partnership did not withhold any taxes.

At December 31, 2012, the cost and related gross unrealized appreciation and depreciation for tax purposes were as follows:

Cost of investments for tax purposes	$14,168,273
Gross tax unrealized appreciation	$1,742,952
Gross tax unrealized depreciation	(418,020)
Net tax unrealized appreciation/depreciation on investments	$1,324,932

The Partnership follows the accounting guidance relating to uncertainty in income taxes. This guidance requires the Partnership to determine whether a tax position of the Partnership is more likely than not to be sustained upon examination by the applicable taxing authority, including the resolution of any related appeals or litigation proceedings, based on the technical merits of the position. The tax benefit to be recognized is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement, which could result in the Partnership recording a tax liability that would reduce net assets. The Partnership reviews and evaluates tax positions in its major jurisdictions and determines whether there are uncertain tax positions that require financial statement recognition. Based on this review, the Partnership has determined the major tax jurisdictions as where the Partnership is organized and where the Partnership makes investments; however, no reserves for uncertain tax positions were required to be recorded.

17

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Notes to Financial Statements (continued)

For the year ended December 31, 2012

(Expressed in U.S. dollars)

8.                                     Taxation (continued):

The Partnership is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will change materially in the next twelve months. The Partnership has concluded there are no significant uncertain tax positions that would require recognition in the financial statements as of December 31, 2012. Tax authorities can examine all tax returns filed since inception.

9.                                     Management Fee and Incentive Allocation:

The Partnership pays a management fee to the Investment Manager (the “Management Fee”) calculated as a per annum percentage of each limited partner’s month-end capital account balance and payable monthly in arrears. The Management Fee is calculated at an annual rate of 1.00% for Class A interests and 0.70% for Class B interests. The Investment Manager may, in its sole discretion, waive or lower the Management Fee. The Management Fee for the year ended December 31, 2012 amounted to $15,273.

Class A limited partners are not subject to an Incentive Allocation.

With respect to each Class B limited partner, the General Partner is entitled to the allocation of an incentive allocation, to be computed annually, generally for the one-year period, or portion thereof, ending on December 31 of each year, with respect to such limited partner, equal to 20% of such Class B limited partner’s capital account in excess of such Limited Partner’s Hurdle Return Amount for such year (as defined below) allocated to such limited partner from the Partnership for such year (the “Incentive Allocation”). The Incentive Allocation is also calculated in respect to full or partial withdrawals from a Limited Partners’ Capital Account. There was no incentive allocated to the General Partner for the year ended December 31, 2012.

The “Hurdle Return Amount” of a Class B limited partner is a capital account growth target equal to the sum of (A) the return (positive or negative) of the Morgan Stanley Capital International (MSCI) Emerging Markets Index (Net) as measured during the relevant period for which the Incentive Allocation is calculated, plus (B) 100 basis points on an annualized basis, multiplied by such limited partner’s capital account balance as of the first day of the relevant period for which the Incentive Allocation is being calculated.

The MSCI Emerging Markets Index (Net) is a free float-adjusted market capitalization index that is designed to measure equity market performance of emerging markets. The Index reinvests dividends after the deduction of withholding taxes, using a tax rate applicable to non-resident institutional investors who do not benefit from double taxation treaties.

The General Partner and its affiliates own 89.86% of the Partnership’s outstanding capital at December 31, 2012.

18

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Notes to Financial Statements (continued)

For the year ended December 31, 2012

(Expressed in U.S. dollars)

10.                               Expense Reimbursement:

The Investment Manager has voluntarily agreed to waive the Management Fee and reimburse the Partnership, if necessary, to the extent that the operating expenses (excluding the Management Fee, Incentive Allocation and withholding taxes) on a monthly basis expressed as a percentage of the limited partner’s capital at month end exceeds 0.054166%. This voluntary waiver/reimbursement may be withdrawn or subsequently reinstated by the Investment Manager at its discretion without prior notice to the limited partners. During the period, expenses amounting to $92,103 have been reimbursed by the Investment Manager as recorded in the Statement of Operations. As of December 31, 2012, $45,116 is payable to the Investment Manager and reflected as a payable on the Statement of Assets and Liabilities.

11.                              Indemnifications:

The General Partner, on behalf of the Partnership, enters into certain contracts that contain a variety of indemnifications. The Partnership’s maximum exposure under these arrangements is unknown. However, the Partnership has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.

12.                              Security Transactions with Affiliates:

The Partnership invests in the Institutional Class of the Morgan Stanley Institutional Liquidity Funds Money Market Portfolio (the “Liquidity Funds”), an open-end management investment company managed by the Investment Manager. Management fees paid by the Partnership are reduced by an amount equal to its pro-rata share of advisory and administration fees paid by the Partnership due to its investment in the Liquidity Funds. For the year ended December 31, 2012, other expenses were reduced by $1,823 relating to the Parntership’s investment in the Liquidity Funds.

A summary of the Partnership’s transactions in shares of the Liquidity Funds for the year ended December 31, 2012 is as follows:

Market Value			Market Value
December 31, 2011	Purchases at Cost	Sales Proceeds	December 31, 2012
$1,165,166	$5,715,885	$5,761,525	$1,119,526

13.                               Purchase and Sales of Investments:

Purchase and sales of investments, other than short-term obligations, aggregated $7,386,504 and $6,742,629, respectively, for the year ended December 31, 2012.

19

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Notes to Financial Statements (continued)

For the year ended December 31, 2012

(Expressed in U.S. dollars)

14.                              Recent Accounting Pronouncements:

In January 2013, Accounting Standards Update 2013-01 (“ASU 2013-01”), Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, replaced Accounting Standards Update 2011-11 (“ASU 2011-11”), Disclosures about Offsetting Assets and Liabilities. ASU 2013-01 is effective for fiscal years beginning on or after January 1, 2013, and interim periods within those annual periods. ASU 2011-11 was intended to enhance disclosure requirements on the offsetting of financial assets and liabilities. ASU 2013-01 limits the scope of the new balance sheet offsetting disclosures to derivatives, repurchase agreements, and securities lending transactions to the extent that they are (1) offset in the financial statements or (2) subject to an enforceable master netting arrangement or similar agreement. Management is currently evaluating the application of ASU 2013-01 and its impact, if any, on the Patnership’s financial statements.

15.                              Subsequent Events:

The Partnership has evaluated the need for disclosures and/or adjustments resulting from subsequent events through November 25, 2014, the date that the financial statements were available to be issued, and has not identified any subsequent events requiring adjustment or disclosure in the financial statements, other than the subsequent event described below.

Subsequent to December 31, 2012, the Partnership recorded withdrawls of $5,088,557.

The Partnership intends to register under the Investment Companies Act of 1940 as an open end management investment company. To comply with the registration requirements, the Partnership has subsequently updated the financial statements and financial highlights for the year ended December 31, 2012, to include a detailed list of investments in securities and other investments within the Statement of Investment Portfolio, a Statement of Changes in Partners’ Capital for the two years in the period then ended, Financial Highlights for all periods since the commencement of operations, and additional disclosure of purchase and sales of investments and the tax basis of investment cost, unrealized appreciation and depreciation of investments.

20

Morgan Stanley Emerging Markets Leaders Fund (Cayman) LP

(A Cayman Islands Exempted Limited Partnership)

Information Concerning Directors and Officers (Unaudited)

				Number of	Other Trusteeships/
	Position(s)	Length of	Principle	Portfolios	Directorships
	Held with	Time	Occupation(s)	Overseen in	Held Outside
Name, Age, and Address	Registrant	Served	During Past 5 Years	Fund Complex	the Fund Complex

M. Paul Martin (55) 522 Fifth Avenue, New York NY 10036	Director	Since Inception 2011	Managing Director of Morgan Stanley Investment Management Inc. Head of Global Operations for Morgan Stanley Investment Management Inc.	12	None

Arthur J. Lev (52) 522 Fifth Avenue, New York NY 10036	Director	Since Inception 2011	Managing Director of Morgan Stanley Investment Management Inc. Head of the Long- Only Business and the Alternative Investment Partners Business of the Investment Manager	12	Two: The National Association of Investment Companies and All Stars Helping Kids (Charity)

Francis J. Smith (48) 522 Fifth Avenue, New York NY 10036	Director	Since Inception 2011	Executive Director and Head of U.S. Fund Administration for Morgan Stanley Investment Management Inc.	12	None

Ella D. Cohen (40) 522 Fifth Avenue, New York NY 10036	Officer	Since Inception 2011	Executive Director of Morgan Stanley Investment Management Inc. and provides support to the Long Only Business within the MSIM Legal Department	N/A	N/A

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